Exhibit 32.1
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AHPC Holdings, Inc. (the "Company") certifies that the Annual Report on Form 10-K of the Company for the year ended June 30, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  September 13, 2006                    /s/ Alan E. Zeffer______________ __
         Alan E. Zeffer,
         Chief Executive Officer

Date:  September 13, 2006                    /s/ Deborah J. Bills
         Deborah J. Bills,
         Chief Financial Officer and Secretary

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.